SUB-ITEM 77Q1(G)



A copy of the agreements and other documents relevant to the information sought in the Sub-Item 77M, related to the March 27, 2015 transactions, are contained in the Trust's Registration Statements on Form N-14 (File Nos. 333-200816, 333-200817 and 333-200821), as filed with the Securities and Exchange Commission via EDGAR on December 9, 2014 under Rule 488 under the Securities Act of 1933, as amended. Such documents are incorporated herein by reference.